Exhibit 10.12
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT dated as of March 31, 2011 by and between Veramark Technologies, Inc. a Delaware corporation with its principal office located at 1565 Jefferson Road, Suite 120, Rochester, NY 14623 (the “Company”), and Josh Bouk, an individual residing at XXX XXXXX XXXXX, Rochester, New York 14612 (“Executive”).
WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of January 25, 2008 (the “Employment Agreement”); and
WHEREAS, the term of the employment of Employee by the Company under the Employment Agreement terminated as of the date hereof, March 31, 2011; and
WHEREAS, the parties wish to amend the Employment Agreement so as to extend the term of the employment of Employee thereunder, to confirm the granting to Employee of certain stock options, subject to earning and vesting provisions, to increase the compensation payable to Employee and to add certain other provisions, all as provided herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be bound, the parties agree as follows:
1. Amendment of Employment Agreement — Term. In accordance with Section 2. of the Employment Agreement, the term thereof is extended for a first one-year renewal term, beginning on April 1, 2011 and ending on March 31, 2012 (the “First Renewal Term”). The provisions of Section 2 of the Employment Agreement shall otherwise remain in full force and effect.
2. Amendment of Employment Agreement — Base Compensation. Section 3(a) of the Employment Agreement is amended so as to provide that the Salary (as defined therein) shall be $157,500.00 during the First Renewal Term. The provisions of Section 3(a) of the Employment Agreement shall otherwise remain in full force and effect.
3. Amendment of Employment Agreement — Incentive Stock Options. There is added to section 3 of the Employment Agreement a new subsection 3(c), which shall read in its entirety as follows:
(c) Stock Options. On April 12, 2011, the Compensation Committee of the Board of Directors agreed, and this Agreement confirms, that the Company will grant the Executive options to purchase up to 50,000 shares of the Company’s $.10 par value common stock on and as of the date that this Agreement is executed. Such options will be non-qualified options, and the exercise price of such option will be the closing price of such common stock on [April 15, 2011]. Options to purchase up to 25,000 of such shares will vest based upon achievement of targets set forth in, and in accordance with, the Company’s management incentive plan for 2011, which shall be established by the Board of Directors or Compensation Committee of the Company, in its sole discretion. Options to purchase up to an additional 25,000 of such shares will vest based upon achievement of targets set forth in, and in accordance with, the Company’s management incentive plan for 2012, which shall be established by the Board of Directors or Compensation Committee of the Company, in its sole discretion. Such options shall have a term of 10 years and shall otherwise be on the terms and conditions contained in, and shall be subject to, the Company’s 1998 Long Term Incentive Plan.

4. Amendment of Employment Agreement — Severance upon Termination without Cause. The second sentence of Section 6(c) of the Employment Agreement is amended so as to read in its entirety as follows: “In addition, and subject to the execution and delivery by Executive of a severance agreement and release in form and substance satisfactory to the Company, the Company shall continue to pay Executive the Salary at the rate in effect on the Date of Termination for period equal to six (6) months from the Date of Termination plus an amount equal to that amount of the Performance Bonus paid to Executive for the prior calendar year pro-rated to the Date of Termination.”
5. Amendment of Employment Agreement — Change of Control. There is added a new Section 6A to the Employment Agreement, which shall read in its entirety as follows:
6A. Change of Control.
(a) Definition. For purposes of this Employment Agreement, a “Change of Control” shall mean:
(i) the approval by the stockholders of the Company, and the completion of the transaction resulting from such approval, of (A) the sale or other disposition of all or substantially all the assets of the Company or (B) a complete liquidation or dissolution of the Company;
(ii) the approval by the stockholders of the Company, and the completion of the transaction resulting from such approval, of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which the outstanding shares of common stock of the Company are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing fifty percent (50%) or more of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company of another company) or cash or other property;
(i) pursuant to an affirmative vote of a holder or holders of seventy five percent (75%) of the capital stock of the Company entitled to vote on such a matter, the removal of a majority of the individuals who are at that time members of the Board of Directors; or
(ii) the acquisition by any entity or individual of one hundred percent of the capital stock of the Company.
Notwithstanding the foregoing, it is understood by the parties to this Agreement that a “Change of Control” shall not include any transaction the purpose of which is to reorganize the Company’s corporate structure, reincorporate the Company in another jurisdiction or undertake any other action which does not materially affect the ownership and control of the Company at the time of such transaction.

(b) For purposes of this Section 6A, the following terms shall have the following meanings:
(i) Termination for Cause. Termination of Executive’s employment by the Company shall be deemed to have been “for cause” if such termination shall be the result of the Executive’s:
a. willfully engaging in conduct which is materially injurious to the Company;
b. willful fraud or material dishonesty in connection with his performance hereunder;
c. deliberate or intentional failure to substantially perform his duties hereunder that results in material harm to the Company;
d. the conviction for, or plea of nolo contendere to a charge of, commission of a felony; or
e. the continuous and habitual failure by the Executive to substantially perform his duties under this Agreement.
(ii) Termination for Good Reason. Termination of his employment with the Company by the Executive shall be deemed to have been for “good reason” if such termination is made in the following cases:
a. a material diminution during the Employment Period in the Executive’s duties, responsibilities or title as set forth in Section 1 hereof;
b. a breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;
c. a material breach by the Company of any of the terms of this Agreement, other than as specifically provided herein; or
d. the relocation of Executive’s principal place of business at the request of the Company beyond 50 miles from its current location
(c) Vesting of options upon a Change of Control. Notwithstanding anything to the contrary in any stock option contract between the Company and the Executive or in any stock option plan or similar plan of the Company, upon the occurrence of a Change of Control, all options held by the Executive which shall not yet have vested will vest and become immediately exercisable. After such a Change of Control, the Executive’s options shall remain exercisable for the period remaining under the relevant stock option contract and shall not have a shortened period of exercisability as a result of the Change of Control.
(d) Severance upon a Change of Control. If the Executive’s employment is terminated within one year of a Change of Control for any reason other than by the Company for “cause” or by the Executive’s resignation without “good reason”, the Executive shall be entitled to receive the Base Salary for a period of six (6) months from the effective date of such termination and shall receive all such benefits as the Executive was receiving immediately prior to the effective date of such termination for the same six (6) month period.

6. Miscellaneous.
(a) Entire Agreement. The Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof This Employment Agreement may not be changed, modified or amended other than by a further written agreement signed by both parties hereto. Except as expressly modified hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms.
(b) No Waiver. The failure or omission of either party to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or the Employment Agreement or to exercise any of such party’s rights hereunder shall or thereunder shall not be deemed to be a modification of any term hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision.
(c) Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, without giving effect to any choice of law doctrine.
(e) Assignment. This Agreement shall inure to the benefit of, and bind, the parties hereto and their respective successors and assigns.
(f) Headings and Counterparts. Headings are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which, together, will constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the Company by its duly authorized officer, as of the date set forth above.

VERAMARK TECHNOLOGIES, INC,
By:	/S/ Anthony C. Mazzullo
	Name:	Anthony C. Mazzullo
	Title:	President and Chief Executive Officer

/S/ Joshua Bouk
	Name:	Joshua Bouk

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